John T. Root, Jr.

ATTORNEY AT LAW
P.O. Box 5666
Jacksonville, Arkansas 72076
Phone: (501) 529-8567
Fax: (501) 325-1130
j.root.5013@gmail.com

February 6, 2015

EKLIPS CORP.2220 Meridian Blvd Suite # T8941 Minden, NV 89423

Re:

Registration Statement on Form S-1/A filed by EKLIPS CORP.

Ladies and Gentlemen:

As special securities counsel to EKLIPS CORP., a Nevada corporation (the "Company"), I have been requested to provide my opinion regarding 5,000,000 shares of the Company's  $.001 par value common stock, which are to be issued by the Company (the "Shares").  I have been informed that the Shares will be registered for sale pursuant to the provisions of that certain registration statement on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the  "Commission"), of which this opinion is attached, to comply with the applicable provisions of the Securities Act of 1933, as amended (the "Act").  Accordingly, the purpose of this letter is to respond, in writing, to that request and furnish that opinion.  The opinion specified in this letter is limited to Nevada law.

In connection with this opinion, I have examined the Articles of Incorporation and By Laws of the Company and have examined and relied upon the accuracy and completeness of the corporate records, as to factual matters only and the originals or copies of such documents, corporate records, and other instruments as I have deemed necessary or appropriate for the purpose of this opinion.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photo-static copies and the authenticity of the originals of such documents, and the accuracy and completeness of the corporate records made available to me by the Registrant.

Based upon the foregoing, and in reliance thereon, I am of the opinion that the Shares have been duly authorized, and when distributed will be legally issued, fully paid and non-assessable.

I hereby consent in writing to the reference to my name under the caption "Interests of Named Experts and Counsel" in the Prospectus included in the Registration Statement and the use of my opinion as an exhibit to the Registration Statement and any amendment thereto.

Sincerely

John T. Root, Jr.